UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 18, 2011 (May 12, 2011)
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

22 Sylvan Way
Parsippany, NJ (Address of Principal Executive Office)	07054 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) Wyndham Worldwide Corporation (the “Company”) held its Annual Meeting of Shareholders on May 12, 2011.
(b) At the Annual Meeting, five proposals were submitted to the Company’s shareholders. The proposals are described in more detail in the Company’s proxy statement filed with the Commission on April 1, 2011. The final voting results were as follows:
Proposal 1
The Company’s shareholders elected the following Directors to serve for a term ending at the 2014 Annual Meeting or until their respective successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
James E. Buckman	146,821,877	3,288,030	9,647,806
George Herrera	145,207,177	4,902,730	9,647,806
Proposal 2
The Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
131,190,931	18,826,606	92,370	9,647,806
Proposal 3
The Company’s shareholders voted, on an advisory basis, in favor of holding an annual advisory vote on the compensation of our named executive officers.

One Year	Two Years	Three Years	Abstain
141,226,472	205,143	8,566,435	111,857
Proposal 4
The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstain
152,804,791	6,776,646	176,276
Proposal 5
The Company’s shareholders approved the shareholder proposal concerning the elimination of our classified Board of Directors.

Votes For	Votes Against	Abstain	Broker Non-Votes
119,329,192	30,590,259	190,456	9,647,806

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
	By:	/s/ Nicola Rossi
Date: May 18, 2011		Nicola Rossi
Chief Accounting Officer